Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of KBL Healthcare Acquisition Corp. II (the ‘‘Company’’) on Form 10-QSB for the period ending June 30, 2006 (the ‘‘Report’’), as filed with the Securities and Exchange Commission on the date hereof, I Michael Kaswan, Chief Operating Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.        The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Michael Kaswan	Dated: August 14, 2006
Michael Kaswan Chief Operating Officer (Principal Accounting and Financial Officer)